AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Securities Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, AIM Investment Securities Funds is now named AIM Investment Securities Funds (Invesco Investment Securities Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Core Bond Fund	Invesco Core Bond Fund
AIM Dynamics Fund	Invesco Dynamics Fund
AIM Global Real Estate Fund	Invesco Global Real Estate Fund
AIM High Yield Fund	Invesco High Yield Fund
AIM Income Fund	Invesco Income Fund
AIM Limited Maturity Treasury Fund	Invesco Limited Maturity Treasury Fund
AIM Money Market Fund	Invesco Money Market Fund
AIM Municipal Bond Fund	Invesco Municipal Bond Fund
AIM Real Estate Fund	Invesco Real Estate Fund
AIM Short Term Bond Fund	Invesco Short Term Bond Fund
AIM U.S. Government Fund	Invesco U.S. Government Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Investment Securities Funds in the Contract are hereby deleted and replaced with AIM Investment Securities Funds (Invesco Investment Securities Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Core Bond Fund
Invesco Dynamics Fund

Invesco Global Real Estate Fund
Invesco High Yield Fund
Invesco Income Fund
Invesco Limited Maturity Treasury Fund
Invesco Money Market Fund
Invesco Municipal Bond Fund
Invesco Real Estate Fund
Invesco Short Term Bond Fund
Invesco U.S. Government Fund
Invesco High Yield Securities Fund
Invesco Van Kampen Core Plus Fixed Income Fund
Invesco Van Kampen Corporate Bond Fund
Invesco Van Kampen Government Securities Fund
Invesco Van Kampen High Yield Fund
Invesco Van Kampen Limited Duration Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
Name:	Eric J. Adelson
Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton
Name:	Wayne Bolton
Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Karl G Bayer	/s/ Jens Langewand

Name:	Karl G Bayer	Jens Langewand
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
Name:	Michelle Moran
Title:	Head of Legal for UK and Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Robert Ades	/s/ Ian Coltman

Name:	Robert Ades	Ian Coltman
Title:	Director	Head of Legal

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong	/s/ Gracie Liu

Name:	Anna Tong	Gracie Liu
Title:	Director	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel

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